Exhibit (a)(1)(C)

AMERICAN RAILCAR INDUSTRIES, INC.

ELECTION FORM

The exchange offer and withdrawal rights expire at
11:59 p.m., Eastern Time, on May 14, 2010,
unless the offer is extended.

INSTRUCTIONS TO ELECTION FORM

1. DEFINED TERMS.  All terms used in this Election Form but not defined have the meaning given them in the exchange offer, dated April 19, 2010. References in this Election Form to “ARI,” “we,” “us,” “our,” and “ours” mean American Railcar Industries, Inc.

2. EXPIRATION DATE.  The exchange offer and any rights to tender or to withdraw a tender of eligible SARs expire at 11:59 p.m., Eastern Time, on May 14, 2010, unless the exchange offer is extended.

3. DELIVERY OF ELECTION FORM.  If you intend to tender eligible stock appreciation rights (“SARs”) under the exchange offer, a properly completed and signed copy of this Election Form must be received by ARI before 11:59 p.m., Eastern Time, on May 14, 2010 (or such later date as may apply if the exchange offer is extended) by one of the following means:

By Mail or Courier
American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Michael Obertop, Secretary
Phone: (636) 940-6054

By Facsimile
American Railcar Industries, Inc.
Attention: Michael Obertop, Secretary
Facsimile: (636) 940-6044

By Hand or Interoffice Mail
Attention: Michael Obertop, Secretary

By Email (By PDF or similar imaged document file)
mobertop@americanrailcar.com

Your Election Form will be effective only upon receipt by us. ARI will accept delivery of the signed Election Form only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time.

You are not required to tender your eligible SARs. If you do decide to tender your eligible SARs, you must tender all of them; partial tenders will not be permitted. If you elect not to exchange your eligible SARs, they will not be canceled.

You do not need to return your SARs agreements relating to tendered eligible SARs, as they will be automatically canceled if we accept your eligible SARs for exchange.

4. WITHDRAWAL OF ELECTION.  Tenders of eligible SARs made under the exchange offer may be withdrawn at any time before 11:59 p.m., Eastern Time, on May 14, 2010, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time. To withdraw tendered eligible SARs, you must deliver, mail, fax or email (a PDF or similar imaged document file) a properly completed and signed Notice of Withdrawal to the attention of Michael Obertop, Secretary, by hand, by interoffice mail, by facsimile to (636) 940-6044, by regular or overnight mail to American Railcar Industries, Inc. 100 Clark Street, St. Charles, Missouri 63301, or by email to mobertop@americanrailcar.com.

Withdrawals may not be rescinded and eligible SARs withdrawn will not be considered to be properly tendered, unless the withdrawn eligible SARs are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above.

5. SIGNATURES.  Please sign and date this Election Form, and provide your social security number or other tax identification number. Except as described in the following sentence, this Election Form must be signed by the eligible SARs holder who holds the eligible SARs to be tendered exactly as such eligible SARs holder’s name appears on the applicable SARs agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form. If spousal consent is required, your spouse must sign and date this Election Form before this Election Form is delivered to us.

6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.  Any questions or requests for assistance regarding the exchange offer (including requests for additional or hard copies of the exchange offer or this Election Form) should be directed to Michael Obertop, our Secretary, at mobertop@americanrailcar.com or by telephone at (636) 940-6054.

7. IRREGULARITIES.  We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of eligible SARs. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of eligible SARs that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular eligible SARs or any particular eligible SARs holder before the expiration of the exchange offer. No eligible SARs will be accepted for exchange until the eligible SARs holder exchanging the eligible SARs has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any eligible SARs.

8. NO CONDITIONAL OR CONTINGENT OFFERS.  ARI will not accept any alternative, conditional or contingent tenders.

9. IMPORTANT TAX INFORMATION.  You should refer to Section 13 of the exchange offer, which contains important tax information. We encourage you to consult with your tax advisors if you have questions about your financial or tax situation.

ELECTION FORM

To:	American Railcar Industries, Inc. 100 Clark Street St. Charles, Missouri 63301 Attention: Michael Obertop, Secretary Facsimile: (636) 940-6044 Email: mobertop@americanrailcar.com

I acknowledge that:

1. I tender to American Railcar Industries, Inc. (“ARI”) for exchange all of the eligible SARs issued to me under an award agreement dated April 4, 2007, and understand that, upon acceptance by ARI, this Election Form will constitute a binding agreement between ARI and me.

2. I understand that if I validly tender eligible SARs for exchange, and such eligible SARs are accepted and canceled, I will receive half as many new SARs as the number of eligible SARs that I tender.

3. I understand that each new SAR issued to me will become exercisable over a period of three years, with one third vesting on the first anniversary of the date the new SARs are granted and one third vesting on each anniversary thereafter, so long as I continue to be employed by ARI or a subsidiary of ARI on each such date.

4. I understand that each new option will have an exercise price per share equal to the closing sales price of ARI’s common stock as quoted by NASDAQ on the date the new SARs are granted.

5. I understand that all new SARs will be granted under and pursuant to ARI’s 2005 Equity Incentive Plan.

6. I understand that the new SARs will have substantially the same terms and conditions as the eligible SARs canceled in this exchange offer, except that I will receive half as many new SARs as the number of eligible SARs that I tender, and the expiration date, exercise price and vesting schedule of the new SARs will be different than under the eligible SARs.

7. I have read the offer to exchange and understand the terms and conditions of the offer to exchange, including how defined terms, such as “eligible SARs”, “eligible SARs holder” and “new SARs,” are used in the offer to exchange.

8. ARI has advised me to consult with my own legal, tax and business advisors as to the consequences of participating or not participating in this exchange offer.

9. To remain eligible to tender eligible SARs for exchange and cancellation pursuant to the exchange offer, I understand that I must remain an eligible SARs holder and must not have received nor have given a notice of termination prior to the date and time that the exchange offer expires, which is scheduled to be 11:59 p.m., Eastern Time, on May 14, 2010, unless the exchange offer is extended. I understand that if I die or cease to be employed by ARI or a subsidiary of ARI prior to the expiration date of the exchange offer, ARI will not accept my eligible SARs for cancellation and I or my estate or beneficiaries, as the case may be, will retain my eligible SARs with their current terms and conditions.

10. I understand that if I cease to be employed by ARI or a subsidiary of ARI before all of the shares represented by new SARs vest, I will forfeit any unvested portion of my new SARs.

11. I understand that neither the ability to participate in the exchange offer nor actual participation in the exchange offer will be construed as a right to continued employment with ARI or any of its subsidiaries or affiliates.

12. I understand that in accordance with Sections 6 and 14 of the exchange offer, ARI may terminate, modify or amend the exchange offer and postpone its acceptance and cancellation of any eligible SARs that I have tendered for exchange. In any such event, I understand that the eligible SARs tendered for exchange but not accepted will remain in effect with their current terms and conditions.

13. I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender eligible SARs at any time until the exchange offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my eligible SARs will be irrevocable at 11:59 p.m., Eastern Time, on May 14, 2010, unless the exchange offer is extended.

14. I sell, assign and transfer to ARI all right, title and interest in and to all of the eligible SARs that I am tendering as specified above, and I agree that I shall have no further right or entitlement to the eligible SARs on the date ARI accepts those eligible SARs for exchange and cancellation.

15. I agree to all of the terms and conditions of the exchange offer. I understand that if I do not properly complete, sign and return this Election Form, I will be deemed to have elected NOT to exchange my eligible SARs.

Eligible SARs Holder’s Signature	Date

Eligible SARs Holder’s Name (please print or type)

Social Security Number or Tax I.D. Number of Eligible SARs Holder

NOTE TO ELIGIBLE SARs HOLDERS IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the eligible SARs, in order to elect to tender your eligible SARs your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to ARI that either you are not married or your spouse has no community or other marital property rights in the eligible SARs or new SARs. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the eligible SARs holder who has executed this Election Form above has read and hereby approves the submission of this Election Form. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the eligible SARs holder who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Signature	Date

Spouse’s Name (please print or type)